UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐	Soliciting material Pursuant to §240.14a-12

Automatic Data Processing, Inc.

(Name of Registrant as Specified In Its Charter)

William A. Ackman

Veronica M. Hagen

V. Paul Unruh

Pershing Square Capital Management, L.P.

PS Management GP, LLC

Pershing Square, L.P.

Pershing Square II, L.P.

Pershing Square International, Ltd.

Pershing Square Holdings, Ltd.

Pershing Square VI Master, L.P.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Pershing Square Capital Management, L.P. and certain affiliates (“Pershing Square”) have placed the following advertisements on the internet:

ADP ASCENDING ADP SHAREHOLDERS: MAKE YOUR VOTE COUNT ADP’S CURRENT PLAN: more of the same. OUR PLAN: improve efficiency, innovation and customer service to drive strong and stable growth, and increase profits and long term shareholder value. Vote GOLD

ADP ASCENDING
ADP
SHAREHOLDERS:
MAKE YOUR
VOTE COUNT
ADP’s CURRENT PLAN:
More of the same.
OUR PLAN: improve efficiency, innovation and customer service to drive strong and stable growth, and increase profits and long term
Visit our website to learn more about our plan and how to cast your vote for ADP’s future.
Vote GOLD

ADPASCENDING
ADP SHAREHOLDERS:
MAKE YOUR VOTE COUNT
ADP’s CURRENT PLAN: more of the same.
OUR PLAN: improve efficiency, innovation and customer service to drive strong and stable growth, and increase profits and long term shareholder value.
Vote GOLD